Exhibit No. 32

Barnwell Industries, Inc.

Certification Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Barnwell Industries, Inc. (the “Company”) on Form 10-Q for the quarter ended December 31, 2008 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of the Company does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The consolidated information contained in the Report fairly presents, in all material respects, the financial condition as of December 31, 2008 and results of operations for the three months ended December 31, 2008 of the Company and its subsidiaries.

Dated:	February 12, 2009	/s/ Morton H. Kinzler
Name: Morton H. Kinzler
Title: Chief Executive Officer

Dated:	February 12, 2009	/s/ Russell M. Gifford
Name: Russell M. Gifford
Title: Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.

A signed original of the written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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